SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2004

OPINION RESEARCH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-22554	22-3118960
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 College Road East, Suite 4100, Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 452-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01. Other Events

On December 14, 2004, Opinion Research Corporation (“we,” “us” or “our”) was served with a derivative complaint filed in the Chancery Court of the State of Delaware on December 2, 2004 by several persons who purport to be stockholders of our company. In the complaint, the plaintiffs allege, among other things, that the current proposed offering of our common stock is unfairly dilutive to their holdings of our common stock and that the purchase price we intend to pay to repurchase securities and rights held by LLR Equity Partners, L.P. and LLR Equity Partners Parallel, L.P. (the “LLR Interests”) constitutes a waste of corporate assets. The complaint further alleges that, in approving the offering and the repurchase of the LLR Interests, our directors did not act on our behalf or on behalf of our stockholders but, rather, breached their fiduciary duties of good faith and loyalty to us and our stockholders. The plaintiffs seek to enjoin the proposed offering of our common stock and the proposed repurchase of the LLR Interests or, if those transactions are completed, to either rescind the transactions or compel the payment of damages. The plaintiffs also seek an accounting from the defendants, jointly and severally, to us, the plaintiffs and our other stockholders for all monetary damages suffered by us by reason of the alleged misconduct. Finally, the plaintiffs seek the award of costs and disbursements of their action, including reasonable attorneys’ and experts’ fees.

We believe this lawsuit is without merit and intend to vigorously defend against it.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPINION RESEARCH CORPORATION

Date: December 16, 2004	By:	/s/ Douglas L. Cox
	Name:	Douglas L. Cox
	Title:	Executive Vice President and Chief Financial Officer